Exhibit 99.1

News Release
Investor Contacts:
KCSA Strategic Communications
Philip Carlson / Brad Nelson
+1 212.896.1233 / +1 212.896.1217
 pcarlson@kcsa.com / bnelson@kcsa.com

MAGNEGAS REPORTS FINANCIAL RESULTS FOR 2nd Quarter 2013

TAMPA, FL –  8/14/2013-- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), the developer of a technology that converts liquid waste into a hydrogen-based metal working fuel, today announced its financial results for the fiscal quarter ended June 30, 2013.  During the period, the Company refocused its domestic business development strategy on expanding gas sales through regional distributors.  Internationally, the Company continued to pursue ongoing opportunities forhe sales of equipment for liquid sterilization and fuel production.  Additionally, MagneGas added new independent board members with specific industry experience in relevant market sectors.

The Company developed a new strategic plan with a focus on generating revenue in several key areas. This plan includes securing recurring revenue through gas sales to regional distributors, producing revenue through large equipment sales to customers in international markets and the development of key strategic relationships for long-term growth. To that end, the Company pursued several regional distributors for gas sales in the metal working market,focusing on those distributors with existing prior relationships with its new Senior Vice President of Industrial Gas Sales, Bryan George.  The Company also signed several new independent brokers in international markets where it believes there is the most potential for sales, and it recruited a new executive consultant with experience in plasma technology to develop new strategic relationships domestically.

June 30, 2013 Highlights:

●	Operating expenses decreased for the quarter to $1,504,497 versus $2,238,087 for the same period prior year;
●	The Company added a new Chairman and new members to the Board of Directors. It also recruited a new Chief Scientist;
●	Strategic partnerships with General Motors, the US Navy, and two metropolitan fire departments progressed while new strategic relationship were pursued; and
●	The Company completed an underwritten public offering for $2,455,325.

June 30, 2013 Financial Results

For the fiscal quarter ended June 30, 2013, revenues were $133,475, as compared to $188,973 for the same period in 2012.  Metal cutting revenue was down at $110,142 for the quarter ended June 30, 2013, as compared to $165,640 for the quarter ended June 30, 2012.  This was primarily due to the change in the Company’s sales strategy and larger one-time sales in the prior period.

Operating expenses decreased 33% from $2,238,087 for the quarter ended June 30, 2012 to $1,504,497 for the quarter ended June 30, 2013.  This decrease was attributed to cost savings implemented in this quarter. In addition, stock based compensation decreased from $1,021,525 for the quarter ended June 30, 2012 to $384,700 for the quarter ended June 30, 2013. The Company had an operating loss of $2,166,253 for the quarter ended June 30, 2012, as compared to an operating loss of $1,451,908 for the quarter ended June 30, 2013.

The Company continued to show progress in various strategic and sales relationships as previously announced in its Annual Report on Form 10-K. An update to these relationships is as follows:

●
The Company is working with General Motors to test various liquid wastes for processing and conversion to MagneGas in order to fuel several possible internal projects. This testing continued and several liquids were analyzed and tested.

●
The US Navy continues to be interested in MagneGas fuel for metal cutting applications such as in the decommissioning of ships and the Company has provided further testing data as requested.  The Navy has added a requirement that the fuel must not contain carbon monoxide. To that end the Company is in the process of developing this new fuel and is currently testing various methods to achieve the required results.

●
The Company is working with two major metropolitan fire departments to test MagneGas as a replacement to acetylene and other cutting systems used by firefighters.  This project is continuing with positive results to date.

The MagneGas IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with “MNGA” in the subject line.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is the producer of MagneGas™, a natural gas alternative and metal working fuel that can be made from certain industrial, municipal, agricultural and military liquid wastes following the receipt of appropriate governmental permits.

The Company’s patented Plasma Arc Flow™ process gasifies liquid waste, creating a clean burning hydrogen based fuel that is essentially interchangeable with natural gas. MagneGas™ can be used for metal working, cooking, heating, powering bi fuel automobiles and more. For more information on MagneGas, please visit the Company’s website at www.MagneGas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using new ethylene glycol to produce fuel until proper permits to process used liquid waste have been obtained.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

MagneGas Corporation
Balance Sheets

	June 30,	December 31,
	2013	2012
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$1,031,162	$1,470,642
Accounts receivable, net of allowance for doubtful accounts of $69,514 and $61,792, respectively	119,233	119,207
Inventory, at cost	1,454,036	961,984
Prepaid and other current assets	181,015	106,600
Total Current Assets	2,785,446	2,658,433

Property and equipment, net of accumulated depreciation of $727,217 and $448,302, respectively	6,595,185	7,193,371
Intangible assets, net of accumulated amortization of $224,212 and $199,978, respectively	502,788	527,022
Investment in joint ventures	490,410	490,410
Security deposits	2,551	2,151
Total Assets	$10,376,380	$10,871,387

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$132,087	$483,688
Accrued expenses	28,208	95,856
Deferred revenue and customer deposits	186,664	233,330
Customer Deposits	100,000	0
Total Current Liabilities	446,959	812,874

Total Liabilities	446,959	812,874

Stockholders' Equity
Preferred stock: $0.001 par; 10,000,000 authorized; 1,000,000 issued and outstanding	1,000	1,000
Common stock: $0.001 par; 900,000,000 authorized; 22,871,526 and 20,042,614issued and outstanding, respectively	22,871	20,043
Additional paid-in capital	25,159,475	22,284,841
Issued and unearned stock compensation	(3,333)	(13,333)
Accumulated deficit	(15,250,593)	(12,234,039)
Total Stockholders' Equity	9,929,420	10,058,512

Total Liabilities and Stockholders' Equity	$10,376,380	$10,871,387

MagneGas Corporation
Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue:	$133,475	$188,973	$264,325	$320,956

Direct costs, metal cutting	80,906	117,733	145,290	183,208
	52,569	71,240	119,034	137,748
Operating Expenses:
General and administration	917,640	1,005,411	1,911,620	1,602,207
Investor relations	60,127	49,193	116,016	84,475
Stock-based compensation	384,700	1,021,525	785,294	1,027,523
Research and development	2,821	64,216	16,111	113,873
Depreciation and amortization	139,208	97,742	306,899	169,257
Total Operating Expenses	1,504,497	2,238,087	3,135,941	2,997,335

Operating Income (Loss)	(1,451,928)	(2,166,847)	(3,016,906)	(2,859,587)

Other Income and (Expense):
Interest	21	594	353	(1,028)
Total Other Income (Expense)	21	594	353	(1,028)

Net Income (Loss) before tax benefit	(1,451,908)	(2,166,253)	(3,016,554)	(2,860,615)
Provision for Income Taxes
Net Income (Loss)	$(1,451,908)	$(2,166,253)	$(3,016,554)	$(2,860,615)

Net Loss per share:
Basic and diluted	$(0.07)	$(0.12)	$(0.15)	$(0.17)
Weighted average common shares:
Basic and diluted	20,900,099	17,613,154	20,493,277	16,544,172